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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 14, 2003, except for note 10, as to which the date is November 6, 2003, in the Registration Statement (Form S-1) and related Prospectus of Anadys Pharmaceuticals, Inc. expected to be filed on or about November 14, 2003.


                                             /s/ Ernst & Young LLP

San Diego, California
November 11, 2003